Exhibit 99.1

Investor Relations Contact: 415.972.7080 | Media Inquiries Contact: 415.973.5930 | www.pgecorp.com

November 5, 2018

PG&E Corporation Reports Third-Quarter 2018 Financial Results

◾	GAAP earnings were $1.09 per share for the third quarter of 2018, compared to $1.07 per share for the same period in 2017.

◾	Non-GAAP earnings from operations were $1.13 per share for the third quarter of 2018, compared to $1.12 per share for the same period in 2017.

San Francisco, Calif. — PG&E Corporation’s (NYSE: PCG) recorded third-quarter 2018 net income available to common shareholders was $564 million, or $1.09 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with net income available to common shareholders of $550 million, or $1.07 per share, for the third quarter of 2017.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $18 million after-tax, or $0.04 per share, for the quarter. This was primarily driven by legal and other costs, net of probable insurance recoveries, related to the Northern California wildfires. This was partially offset by a reduction in gas-related capital disallowance estimates. Items impacting comparability for the quarter also include legal costs related to the Butte fire and costs to clear pipeline rights-of-way.

“Driven by the growing threat posed by extreme weather, PG&E is making critical investments and further enhancing our operations so that our communities are safer and more resilient. We are committed to helping meet California’s climate challenges while continuing to invest in a sustainable energy future for all of our customers,” said PG&E Corporation CEO and President Geisha Williams.

In recent months, PG&E’s work to further reduce the risk of wildfires and address public safety has included the following actions:

●	Creating even greater safety clearances between trees and power lines in neighborhoods that face the most extreme wildfire threat to reduce the risk of vegetation coming into contact with lines;
●	Continued installation of additional weather stations and early fire detection cameras to have better situational awareness of where extreme wildfire danger could occur; and
●	Proactively turning off power for safety in certain communities in the North Bay and Sierra Foothills before forecasted extreme weather in October.

Among recent legislative and regulatory developments:

●

California lawmakers passed important wildfire policy reforms as outlined in Senate Bill 901. A series of upcoming regulatory filings, including PG&E’s 2020 General Rate Case, will lay out the company’s wildfire risk management programs in detail.

●

The California Public Utilities Commission (CPUC) approved a revised Power Charge Indifference Adjustment for customers who choose Community Choice Aggregation programs, reducing the cost-shift to remaining bundled utility customers.

Non-GAAP Earnings from Operations

PG&E Corporation’s non-GAAP earnings from operations, which exclude items impacting comparability (IIC), were $582 million, or $1.13 per share, in the third quarter of 2018, compared with $578 million, or $1.12 per share, during the same period in 2017.

The increase in quarter-over-quarter non-GAAP earnings from operations was primarily driven by growth in rate base earnings and probable cost recoveries of insurance premiums incurred in 2018 above amounts included in authorized revenue requirements, partially offset by the timing of operational spend in 2017.

PG&E Corporation discloses historical financial results based on “non-GAAP earnings from operations,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. See the accompanying tables for a reconciliation of non-GAAP earnings from operations to consolidated income available for common shareholders.

IIC Guidance

PG&E Corporation is not providing at this time guidance for 2018 GAAP earnings and non-GAAP earnings from operations due to the uncertainty related to the Northern California wildfires. The company is providing 2018 IIC guidance of $1.65 billion to $1.82 billion after-tax for costs related to 14 of the Northern California wildfires, net of insurance, costs related to the Butte fire, net of contractor insurance, costs to clear pipeline rights-of-way, a reduction to gas-related capital disallowance estimates, and probable cost recoveries of insurance premiums incurred in 2017 above amounts included in authorized revenue requirements.

IIC guidance is based on various assumptions and forecasts related to future expenses and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today’s conference call with the financial community have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at:

http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Public Dissemination of Certain Information

PG&E Corporation and Pacific Gas and Electric Company (Utility) routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission (CPUC) and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

Conference Call with the Financial Community to Discuss Financial Results

Today’s call at 12:00 p.m. Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The webcast call and the related materials will be available for replay through the website for at least one year. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through November 19, 2018, by dialing (800) 585-8367.

International callers may dial (416) 621-4642. For both domestic and international callers, the confirmation code 7077354 will be required to access the replay.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

This press release contains statements regarding current expectations, objectives and assumptions for future periods, including PG&E Corporation’s 2018 IIC guidance. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

●

the impact of the Northern California wildfires, including whether the Utility will be able to timely recover costs incurred in connection thereto in excess of the Utility’s currently authorized revenue requirements; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liability associated with these fires; the timing and amount of insurance recoveries; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency were to bring an enforcement action and determined that the Utility failed to comply with applicable laws and regulations;

●

the timing and outcome of the Butte fire litigation and of any proceeding to recover costs in excess of insurance through regulatory mechanisms and the timing of such recovery; and whether additional investigations and proceedings in connection with the Butte fire will be opened and any additional fines or penalties imposed on the Utility;

●	whether PG&E Corporation and the Utility are able to successfully challenge the application of the doctrine of inverse condemnation to investor-owned utilities;
●	whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery;
●	whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims;
●

the timing and outcome of any CPUC decision related to the Utility’s March 30, 2018 submissions in connection with the impact of the Tax Cuts and Jobs Act of 2017 on the Utility’s rate cases, and its implementation plan;

●

the timing and outcomes of the 2019 GT&S rate case, 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 CEMA, WEMA, FHPMA, future cost of capital proceeding, and other ratemaking and regulatory proceedings;

●

the timing and outcome of future regulatory and legislative developments in connection with SB 901, including the customer harm threshold in connection with the Northern California wildfires, and future wildfire reforms;

●	the ability of PG&E Corporation and the Utility to access capital markets and other sources of financing in a timely manner on acceptable terms;
●

further credit ratings downgrades that could, among other things, result in higher borrowing costs, fewer financing options, and additional collateral posting, especially if PG&E Corporation’s or the Utility’s credit ratings were to fall below investment grade;

●	the cost of the Utility’s community wildfire safety program, and the timing and outcome of any proceeding to recover such cost through rates;
●	the timing and outcomes of phase two of the ex parte order instituting investigation (OII) and of the safety culture OII;

●

the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs;

●

the outcome of the probation and the monitorship, the timing and outcomes of the debarment proceeding, the Safety and Enforcement Division’s (SED) unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result; and

●

the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2017, their joint quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov.

PG&E CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2018	2017	2018	2017

Operating Revenues

Electric	$3,466	$3,648	$9,729	$10,036

Natural gas	915	869	2,942	2,999

Total operating revenues	4,381	4,517	12,671	13,035

Operating Expenses

Cost of electricity	1,256	1,466	3,038	3,436

Cost of natural gas	69	78	437	524

Operating and maintenance	1,611	1,324	5,001	4,453

Wildfire-related claims, net of insurance recoveries	(10)	53	2,108	—

Depreciation, amortization, and decommissioning	759	710	2,257	2,134

Total operating expenses	3,685	3,631	12,841	10,547

Operating Income (Loss)	696	886	(170)	2,488

Interest income	14	9	35	22

Interest expense	(232)	(220)	(678)	(663)

Other income, net	104	38	318	98

Income (Loss) Before Income Taxes	582	713	(495)	1,945

Income tax provision (benefit)	15	160	(527)	403

Net Income	567	553	32	1,542
Preferred stock dividend requirement of subsidiary	3	3	10	10

Income Available for Common Shareholders	$564	$550	$22	$1,532

Weighted Average Common Shares Outstanding, Basic	517	513	516	511

Weighted Average Common Shares Outstanding, Diluted	517	516	517	514

Net Earnings Per Common Share, Basic	$1.09	$1.07	$0.04	$3.00

Net Earnings Per Common Share, Diluted	$1.09	$1.07	$0.04	$2.98

Reconciliation of PG&E Corporation’s Consolidated Income Available for Common Shareholders in Accordance with

Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Earnings from Operations

Third Quarter and Year to Date, 2018 vs. 2017

(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions, except per share amounts)	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2018	2017	2018	2017	2018	2017	2018	2017

PG&E Corporation’s Earnings on a GAAP basis	$564	$550	$1.09	$1.07	$22	$1,532	$0.04	$2.98

Items Impacting Comparability: (1)

Northern California wildfire-related costs, net of insurance (2)	31	—	0.06	—	1,639	—	3.17	—

Pipeline-related expenses (3)	9	12	0.02	0.02	25	45	0.05	0.09

Butte fire-related costs, net of insurance (4)	6	42	0.01	0.08	17	27	0.03	0.05

Reduction in gas-related capital disallowances (5)	(27)	—	(0.05)	—	(27)	—	(0.05)	—

2017 insurance premium cost recoveries (6)	—	—	—	—	(23)	—	(0.05)	—

Fines and penalties (7)	—	11	—	0.02	—	47	—	0.09

Diablo Canyon settlement-related disallowance (8)	—	—	—	—	—	32	—	0.06

Legal and regulatory-related expenses (9)	—	1	—	—	—	5	—	0.01

GT&S revenue timing impact (10)	—	—	—	—	—	(88)	—	(0.17)

Net benefit from derivative litigation settlement (11)		(38)		(0.07)		(38)		(0.07)

PG&E Corporation’s Non- GAAP Earnings from Operations (12)	$582	$578	$1.13	$1.12	$1,652	$1,562	$3.19	$3.04

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98 percent for 2018 and 40.75 percent for 2017, except for certain fines and penalties in 2017. Amounts may not sum due to rounding.

(1)

“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Use of Non-GAAP Financial Measures.

(2)

The Utility incurred costs, net of insurance, of $43 million (before the tax impact of $12 million) and $2.3 billion (before the tax impact of $637 million) during the three and nine months ended September 30, 2018, respectively, associated with the Northern California wildfires. This includes accrued charges of $2.5 billion (before the tax impact of $700 million) during the nine months ended September 30, 2018, related to estimated third-party claims in connection with 14 of the Northern California wildfires. The Utility also recorded $53 million (before the tax impact of $15 million) and $120 million (before the tax impact of $34 million) during the three and nine months ended September 30, 2018, respectively for legal and other costs. In addition, the Utility incurred costs of $40 million (before the tax impact of $11 million) during the nine months ended September 30, 2018 for Utility clean-up and repair costs. These costs were partially offset by $10 million (before the tax impact of $3 million) and $385 million (before the tax impact of $108 million) recorded during the three and nine months ended September 30, 2018, respectively, for probable insurance recoveries.

(in millions, pre-tax)	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018

Third-party claims	$—	$2,500

Legal and other costs	53	120

Utility clean-up and repair costs	—	40

Insurance recoveries	(10)	(385)

Northern California wildfire-related costs, net of insurance	$43	$2,275

(3)

The Utility incurred costs of $13 million (before the tax impact of $4 million) and $35 million (before the tax impact of $10 million) during the three and nine months ended September 30, 2018, respectively, for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(4)

The Utility incurred costs, net of insurance, of $9 million (before the tax impact of $3 million) and $24 million (before the tax impact of $7 million) during the three and nine months ended September 30, 2018, respectively, associated with legal costs for the Butte fire. These costs were partially offset by $7 million (before the tax impact of $2 million) recorded during the nine months ended September 30, 2018 for contractor insurance recoveries.

(in millions, pre-tax)	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018

Legal costs	$9	$31

Insurance recoveries	—	(7)

Butte fire-related costs, net of insurance	$9	$24

(5)

The Utility reduced the estimated disallowance for gas-related capital costs that were expected to exceed authorized amounts by $38 million (before the tax impact of $11 million) during the three and nine months ended September 30, 2018. The Utility had previously recorded $85 million (before the tax impact of $35 million) in 2016 for probable capital disallowances in the 2015 Gas Transmission and Storage (“GT&S”) rate case. From 2012 through 2014, the Utility had recorded cumulative charges of $665 million (before the tax impact of $271 million) for disallowed Pipeline Safety Enhancement Plan- (“PSEP”) related capital expenditures.

(6)

As a result of the California Public Utilities Commission’s (“CPUC”) June 2018 decision authorizing a Wildfire Expense Memorandum Account (“WEMA”), the Utility recorded $32 million (before the tax impact of $9 million) during the nine months ended September 30, 2018 for probable cost recoveries of insurance premiums incurred in 2017 above amounts included in authorized revenue requirements.

(7)

The Utility incurred costs of $11 million (not tax deductible) and $71 million (before the tax impact of $24 million) during the nine months ended September 30, 2017, respectively, for fines and penalties. This included disallowed expenses of $32 million (before the tax impact of $13 million) during the nine months ended September 30, 2017, associated with safety-related cost disallowances imposed by the CPUC in its April 9, 2015 decision (“San Bruno Penalty Decision”) in the gas transmission pipeline investigations. The Utility also recorded $15 million (before the tax impact of $6 million) during the nine months ended September 30, 2017, for disallowances imposed by the CPUC in its final phase two decision of the 2015 GT&S rate case for prohibited ex parte communications. In addition, the Utility recorded $11 million (not tax deductible) and $24 million (before the tax impact of $5 million) during the nine months ended September 30, 2017, for financial remedies in connection with the settlement filed with the CPUC on March 28, 2017, related to the order instituting investigation into compliance with ex parte communication rules.

(8)

The Utility recorded a disallowance of $47 million (before the tax impact of $15 million) during the nine months ended September 30, 2017, comprised of cancelled projects of $24 million (before the tax impact of $6 million) and disallowed license renewal costs of $23 million (before the tax impact of $9 million), as a result of the settlement agreement submitted to the CPUC in connection with the Utility’s joint proposal to retire the Diablo Canyon Power Plant.

(9)

The Utility incurred costs of $2 million (before the tax impact of $1 million) and $9 million (before the tax impact of $4 million) during the three and nine months ended September 30, 2017, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(10)

The Utility recorded revenues of $150 million (before the tax impact of $62 million) during the nine months ended September 30, 2017 in excess of the 2017 authorized revenue requirement, which included the final component of under-collected revenues retroactive to January 1, 2015, as a result of the CPUC’s final phase two decision in the 2015 GT&S rate case.

(11)

PG&E Corporation recorded proceeds from insurance, net of plaintiff payments, of $65 million (before the tax impact of $27 million) during the three and nine months ended September 30, 2017, associated with the settlement agreement in connection with the San Bruno shareholder derivative litigation that was approved by the Superior Court of California, County of San Mateo, on July 18, 2017. This included $90 million (before the tax impact of $37 million) during the three and nine months ended September 30, 2017, for proceeds from insurance, partially offset by $25 million (before the tax impact of $10 million) during the three and nine months ended September 30, 2017, for plaintiff legal fees paid in connection with the settlement.

(12)	“Non-GAAP earnings from operations” is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures.

Key Drivers of PG&E Corporation’s Non-GAAP Earnings per Common Share (“EPS”) from Operations

Third Quarter and Year to Date (“YTD”), 2018 vs. 2017

(in millions, except per share amounts)

	Third Quarter 2018 vs. 2017		YTD 2018 vs. 2017
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings per Common Share (Diluted)
2017 Non- GAAP Earnings from Operations (1)	$578	$1.12	$1,562	$3.04

Growth in rate base earnings	32	0.06	97	0.18

Timing of taxes (2)	12	0.02	13	0.02

Insurance premium cost recoveries (3)	6	0.01	33	0.06

Resolution of regulatory items (4)	—	—	29	0.06

Timing and duration of nuclear refueling outages	—	—	12	0.02

Timing of 2017 operational spend (5)	(31)	(0.06)	(31)	(0.06)

Decrease in authorized return on equity (6)	(7)	(0.01)	(21)	(0.03)

Tax impact of stock compensation (7)	—	—	(44)	(0.08)

Increase in shares outstanding	—	—	—	(0.02)

Miscellaneous	(8)	(0.01)	2	—

2018 Non-GAAP Earnings from Operations (1)	$582	$1.13	$1,652	$3.19

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98 percent for 2018 and 40.75 percent for 2017, except for the tax impact of stock compensation. See Footnote 7 below. Amounts may not sum due to rounding.

(1)	See previous exhibit for a reconciliation of EPS on a GAAP basis to non-GAAP EPS from Operations.

(2)

Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings.

(3)

Represents insurance premium costs incurred during the three and nine months ended September 30, 2018, above amounts included in authorized revenue requirements, that are probable of recovery as a result of the CPUC’s June 2018 decision authorizing a WEMA.

(4)	Represents the impact of various regulatory outcomes during the nine months ended September 30, 2018.

(5)	Represents the timing of operational expense spending during the three and nine months ended September 30, 2018, as compared to the same period in 2017.

(6)

Represents the decrease in return on equity from 10.40 percent in 2017 to 10.25 percent in 2018 as a result of the 2017 CPUC final decision approving an additional extension to the original 2013 Cost of Capital decision.

(7)

Represents the impact of income taxes related to share-based compensation awards under the Long-Term Incentive Plan that vested during the nine months ended September 30, 2018, as compared to the same period in 2017.

PG&E Corporation’s 2018 Items Impacting Comparability (“IIC”) Guidance

2018 IIC Guidance (in millions, after-tax)	Low		High

Estimated Items Impacting Comparability: (1)

Pipeline-related expenses (2)		$36		$29

Butte fire-related costs, net of insurance (3)		176		25

Northern California wildfire-related costs, net of insurance (4)		~1,656		~1,649

Reduction in gas-related capital disallowances (5)		(27)		(27)

2017 insurance premium cost recoveries (6)		(23)		(23)

Estimated IIC Guidance	$	~1,818	$	~1,653

All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98 percent.

(1)

“Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Use of Non-GAAP Financial Measures.

(2)

“Pipeline-related expenses” includes costs to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high IIC guidance range is $14 million and $11 million, respectively.

	2018
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range

Pipeline-related expenses	$50	$40

(3)

“Butte fire-related costs, net of insurance” refers to legal costs and estimated third-party claims associated with the Butte fire, net of contractor insurance recoveries. The pre-tax range of estimated costs shown below includes $7 million of contractor insurance recoveries. Based on the cumulative charges recorded through 2017 of $1.1 billion, the cumulative range for third-party claims is $1.1 billion to $1.3 billion. The total offsetting tax impact for the low and high IIC guidance range is $69 million and $10 million, respectively.

	2018
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
Legal costs, net of insurance	$45	$35
Third-party claims	200	—

Butte fire-related costs, net of insurance	$245	$35

(4)

“Northern California wildfire-related costs, net of insurance” refers to estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the Northern California wildfires, net of probable insurance recoveries. The pre-tax range of estimated costs shown below includes accrued charges through September 30, 2018 for estimated third-party claims in connection with 14 of the Northern California wildfires. Guidance reflects the low end of the estimated range of costs related to such third-party claims. The Utility is currently unable to estimate the high end of the range of costs related to third-party claims. The insurance recoveries estimate is based on an accounting assessment, but the actual timing and amount of insurance recoveries may vary. The total offsetting tax impact for the low and high IIC guidance range is $644 million and $641 million, respectively.

	2018
(in millions, pre-tax)	Low IIC guidance range		High IIC guidance range

Third-party claims		$2,500		$2,500

Legal and other costs		160		150

Utility clean-up and repair costs		40		40

Insurance recoveries		~(400)		~(400)

Northern California wildfire-related costs, net of insurance	$	~2,300	$	~2,290

(5)

“Reduction in gas-related capital disallowances” reflects the reduction to estimated disallowances for gas-related costs expected to exceed authorized amounts in the 2015 GT&S rate case and the Utility’s PSEP. The total offsetting tax impact for the low and high IIC guidance range is $11 million.

	2018
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range

Reduction in gas-related capital disallowances	$(38)	$(38)

(6)

“2017 insurance premium cost recoveries” includes insurance premium costs incurred in 2017, above amounts included in authorized revenue requirements, that are probable of recovery as a result of the CPUC’s June 2018 decision authorizing a WEMA. The total offsetting tax impact for the low and high IIC guidance range is $9 million.

	2018
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range

2017 insurance premium cost recoveries	$(32)	$(32)

Actual financial results for 2018 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

Use of Non-GAAP Financial Measures

PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

“Non-GAAP earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including Northern California wildfire- and Butte fire-related costs, net of insurance, pipeline-related expenses, reduction in gas-related capital disallowances, 2017 insurance premium cost recoveries, fines and penalties, Diablo Canyon settlement-related disallowance, legal and regulatory-related expenses, GT&S revenue timing impact, and net benefit from derivative litigation settlement. PG&E Corporation uses non-GAAP earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP earnings from operations provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.